EX 99.2

The following unaudited pro forma financial statements are presented to illustrate the estimated effects of the Securities Exchange Agreement ("Exchange Transaction") between Fresh Traffic Group Inc. (formerly “Estate Coffee Holdings Corp.”) (the “Company”, or “Fresh Group Inc.”) and Fresh Traffic Group Corp. ("Fresh Group Corp"), dated October 20, 2010 on our historical financial position and results of operations.  The exchange transaction was completed on October 26, 2010.  We have derived the Fresh Group Inc. historical financial data from its audited financial statements as of and for the year ended August 31, 2010. We have derived Fresh Group Corp.'s financial data from its audited financial statements as of and for the year ended August 31, 2010.

The unaudited pro forma combined balance sheet as of August 31, 2010 assumes the Exchange Transaction was consummated on September 1, 2009.  The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position or results of operations would have been had the Exchange Transaction occurred as of September 1, 2010, nor is it indicative of future financial position or results of operations.  You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Exchange Transaction is consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of Fresh Group Inc. and Fresh Group Corp.

FRESH TRAFFIC GROUP INC.
(FORMERLY: ESTATE COFFEE HOLDINGS CORP.)
PROFORMA CONSOLIDATED BALANCE SHEET
August 31, 2010
(UNAUDITED)
(Stated in US Dollars)

	Fresh Traffic	Fresh Traffic	Adjustments (1)			Pro Forma
Assets	Group Inc.	Group Corp.	(2)	(3)	(4)	Consolidated
Current
Cash	$145	$11,785	$-	$-	$-	$11,930
Accounts receivable	-	25,535				25,535
GST Receivable	4,175	-				4,175
Inventory	510	-				510
Corporate tax refund	-	407				407
Total Current asset	4,830	37,727	-	-	-	42,557

Fixed assets	-	8,690				8,690
Security deposit	-	19,032				19,032

Total assets	$4,830	$65,449	$-	$-	$-	$70,279

Liabilities
Current
Loan payable	$330	$68,387	$-	$-	$(68,387)	330
Accounts payable and accrued liabilities	58,577	16,358				74,935
Sales taxes payable	-	1,406				1,406
Total current liabilities:	58,907	86,151	-	-	(68,387)	76,671

Stockholders’ Equity (Deficit)
Capital stock – $0.001 par value, 675,000,000 common shares authorized	25,200	100	7,900	-	2,400	35,600
Additional Paid-in Capital	151,600	-	(7,900)	(230,877)	141,600	54,423
Accumulated comprehensive income		2,065				2,065
Deficit accumulated during the development stage	(230,877)	(22,867)		230,877	(75,613)	(98,480)
Total stockholders’ equity (deficit)	(54,077)	(20,702)	-	-	68,387	(6,392)
Total liabilities and stockholders’ equity	$4,830	$65,449	$-	$-	$-	$70,279

FRESH TRAFFIC GROUP INC.
(FORMERLY: ESTATE COFFEE HOLDINGS CORP.)
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
 AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
FOR THE FISCAL YEAR ENDED AUGUST 31, 2010
(Stated in US Dollars)

	Fresh Traffic Group Inc.	Fresh Traffic Group Corp.	Pro forma Adjustments	Pro forma Consolidated
Sales	$136	$383,344	$-	$383,480
Cost of goods sold	53	287,423	-	287,476
Gross profit	83	95,921	-	96,004

Operating expenses
Organizational costs		-	-	-
Dry hole costs		-	-	-
Consulting fees	105,554	-	-	105,554
Professional fees	31,131	4,262	-	35,393
Depreciation	-	6,417	-	6,417
Rent	-	75,541	-	75,541
Impairment of goodwill	4,272	-		4,272
Impairment of fixed assets	-	18,301	-	18,301
Office and administration	16,075	34,897	-	50,972
Total operating loss	(156,949)	(43,497)	-	(200,446)

Other income and expense
Loss on debt settlement	-	-	(75,613)	(75,613)
Interest income (expense)	(273)	-	-	(273)
Total other income (loss)	(273)	-	(75,613)	(75,886)

Net loss for the period before income tax	(157,222)	(43,497)	(75,613)	(276,332)

Tax benefits	-	410	-	410
Net income (loss)	$(157,222)	$(43,087)	$(75,613)	$(275,922)

Comprehensive gain (loss):
Net loss	$(157,222)	$(43,087)	$(75,613)	$(275,922)
Foreign currency translation gain (loss)	-	382	-	382
Comprehensive loss	$(157,222)	$(42,705)	$(75,613)	$(275,540)

FRESH TRAFFIC GROUP INC.
(FORMERLY: ESTATE COFFEE HOLDINGS CORP.)
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)
The business combination is deemed to be a reverse acquisition pursuant to the guidance in Appendix B of SEC Accounting Disclosure Rules and Practices Official Text, which provides that the “acquisition of a private operating company by a non-operating public shell corporation typically results in the owners and management of the private company having actual or effective voting and operating control of the combined company. These transactions are considered by the Securities and Exchange Commission to be capital transactions in substance, rather than business combinations. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization.” Accordingly, Fresh Group Inc. (the legal acquirer) is considered the accounting acquiree and Fresh Group Corp (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of Fresh Group Corp, with assets and liabilities, and revenues and expenses, of Fresh Group Inc. being included effective from the date of completion of the Share Exchange Transaction. Fresh Group Inc. is deemed to be a continuation of the business of Fresh Group Corp. The outstanding stock of Fresh Group Inc. prior to the Share Exchange Transaction will be accounted for at its net book value and no goodwill will be recognized.

(2)	To reflect the issuance of 8,000,000 shares of common stock for all the issued and outstanding equity and voting interests of Fresh Group Corp.

(3)	To reflect the elimination of Fresh Group Inc.’s deficit accumulated during the development stage.

(4)
To reflect the issuance of 2,400,000 shares of common stock to settle $68,387 of debt on the balance sheet of Fresh Group Corp.  In respect of the settlement of this loan we have included an expense adjustment of $75,613 to the pro forma income statement which amount reflects the difference between the value of the loan payable and the market value of the 2,400,000 shares issued on settlement date of  $0.06 per share or $144,000.